POWER OF ATTORNEY

The undersigned, as a Director and/or officer of each of the registered investment companies listed below, hereby authorizes Hiroyuki Nakano, Neil A. Daniele, and Rita Chopra-Brathwaite or any of them, as attorney-in-fact, to sign on his or her behalf on any form, or any amendment to such form, required to be filed by the undersigned pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 due to their capacity as a Director and/or officer for each of the following registered investment companies and to file, at the request of the undersigned, the same, with all exhibits thereto, with the Securities and Exchange Commission: Japan Smaller Capitalization Fund, Inc. and Korea Equity Fund, Inc. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Japan Smaller Capitalization Fund, Inc. or Korea Equity Fund, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated: June 13, 2011

/s/ Toshihiro Iwasaki

Director/Officer Signature

    Toshihiro Iwasaki

       Print Name

/s/ Hiroyuki Nakano
Hiroyuki Nakano

/s/ Neil A. Daniele
Neil A. Daniele

/s/ Rita Chopra-Brathwaite
Rita Chopra-Brathwaite